UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

Trammell Crow Company

(Exact name of Registrant as specified in its charter)

Delaware

1-13531

75-2721454

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2001 Ross Avenue, Suite 3400 Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

(214) 863-3000
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

On May 19, 2004, Trammell Crow Company issued a press release announcing the resignation of Rebecca A. McDonald from its Board of Directors, effective immediately.  A copy of this press release is being furnished as an exhibit to this report on Form 8-K.

Limitation on Incorporation by Reference

In accordance with general instruction of B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 7.  Financial Statements and Exhibits

Exhibit Number	Exhibit Title
99.1	Press release dated May 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAMMELL CROW COMPANY

By:	/s/ J. Christopher Kirk
J. Christopher Kirk,
Executive Vice President,
General Counsel and Secretary

Date:  May 19, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release dated May 19, 2004